UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022 (November 19, 2020)

Spirit of Texas Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38484	90-0499552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1836 Spirit of Texas Way

Conroe, Texas 77301

(Address of principal executive offices) (Zip Code)

(936) 521-1836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	STXB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

On February 22, 2021, Spirit of Texas Bancshares, Inc. (the “Company”) entered into a new Executive Employment Agreement with Ms. Allison S. Johnson in connection with her appointment as Executive Vice President and Chief Financial Officer of both the Company and its wholly-owned subsidiary, Spirit of Texas SSB (the “Bank”), effective November 19, 2020 (the “Johnson Employment Agreement”). A copy of the Johnson Employment Agreement was included as Exhibit 10.1 to the Current Report on Form 8-K/A filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 26, 2021 (the “Johnson Form 8-K”).

On June 10, 2021, the Company entered into a new Executive Employment Agreement with Mr. Jerry D. Golemon in connection with his position as Executive Vice President and Chief Operations Officer of both the Company and the Bank, effective June 10, 2021 (the “Golemon Employment Agreement” and together with the Johnson Employment Agreement, the “Employment Agreements”). A copy of the Golemon Employment Agreement was included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 16, 2021 (the “Golemon Form 8-K”).

The Johnson Form 8-K and Golemon Form 8-K inadvertently attached the incorrect versions of the Employment Agreements. The as-filed Employment Agreements did not reflect the correct severance amount payable to Ms. Johnson and Mr. Golemon in the event such severance were to result from death or disability or were to be without Cause or for Good Reason (as such terms are defined in their respective Employment Agreements) (the “Severance Amount”). Accordingly, this Amendment is being filed to (1) attach the correct versions of the Employment Agreements, and (2) amend and restate the descriptions of the Employment Agreements to reflect the corrected Severance Amount. Other than the change in the Severance Amount, there are no other changes to the Employment Agreements that were filed with the Johnson Form 8-K and Golemon Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Allison S. Johnson Employment Agreement - Executive Vice President and Chief Financial Officer

On February 22, 2021, the Company entered into a new Executive Employment agreement with Ms. Allison S. Johnson in connection with her appointment as Executive Vice President and Chief Financial Officer of both the Company and the Bank, effective November 19, 2020 (the “Johnson Employment Agreement”). The Johnson Employment Agreement replaces and amends Ms. Johnson’s prior executive employment agreement with the Company, effective June 1, 2017 (the “Original Johnson Agreement”), and neither the Company nor Ms. Johnson are obligated under the terms of such Original Johnson Agreement, including any rights and benefits provided to Ms. Johnson thereunder.

The Johnson Employment Agreement is for an initial term of one year, followed by yearly automatic renewals at the end of each term following the initial term unless notice of termination is provided by either the Company or Ms. Johnson not less than 90 days prior to the end of such term.

In consideration for her services rendered to the Company and the Bank, Ms. Johnson will be awarded a base salary of $300,000 beginning March 1, 2021, subject to annual increases as determined by the Chairman of the Board and Chief Executive Officer of the Company and/or the President of the Company. Ms. Johnson is also eligible to participate in the Company’s annual incentive program and long term incentive program and to receive retirement benefits, medical and dependent care benefits, group benefits, reimbursement of country club dues at a club approved by the board of directors of the Company (the “Board”), and a vehicle or vehicle allowance, in an amount approved by the Chief Executive Officer, the Board or Compensation Committee of the Board.

The Johnson Employment Agreement also includes severance benefits that are subject to Ms. Johnson signing a release. If Ms. Johnson is terminated for Cause (as such term is defined in the Johnson Employment Agreement) or she resigns voluntarily, she is entitled to Accrued Rights (as such term is defined in the Johnson Employment Agreement). If Ms. Johnson’s termination is related to death, disability, or, not in connection with or within two years after a Change in Control of the Company, is either without Cause or she terminates for Good Reason (as such terms are defined in the Johnson Employment Agreement), she is entitled to receive a payment equal to the sum of (x) her Accrued Rights, (y) an amount equal to 150% of her Base Salary (as defined in the Johnson Employment Agreement) for the calendar year in which the date of termination occurs, and (z) a lump sum equal to the costs to obtain life, health, accident and disability benefits for a period of 18 months after the date of her termination. If prior to and in connection with or within two years after a Change in Control of the Company, Ms. Johnson is terminated without Cause or if she terminates for Good Reason (as such terms are defined in the Johnson Employment Agreement), she is entitled to receive a payment equal to the sum of (x) her Accrued Rights, (y) an amount equal to 150% of the sum of (i) her Base Salary for the calendar year in which the date of termination occurs and (ii) all bonus, profit sharing and other annual incentive payments made by the Company within the year prior to the date of termination, and (z) a lump sum equal to the costs to obtain life, health, accident and disability benefits for a period of 18 months after the date of her termination. Ms. Johnson is subject to non-competition and non-solicitation restrictions for a term of 12 months following the termination of her employment as described in the Johnson Employment Agreement.

The foregoing description of the Johnson Employment Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety to the full text of the Johnson Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Jerry Golemon Executive Employment Agreement - Executive Vice President and Chief Operations Officer

On June 10, 2021, the Company entered into a new Executive Employment Agreement with Mr. Jerry D. Golemon in connection with his position as Executive Vice President and Chief Operations Officer of both the Company and the Bank, effective June 10, 2021 (the “Golemon Employment Agreement”). The Golemon Employment Agreement replaces and amends Mr. Golemon’s prior executive employment agreement with the Company, effective March 1, 2017 (the “Original Golemon Agreement”), and neither the Company nor Mr. Golemon are obligated under the terms of such Original Golemon Agreement, including any rights and benefits provided to Mr. Golemon thereunder.

The Golemon Employment Agreement is for an initial term of one year, followed by yearly automatic renewals at the end of each term following the initial term unless notice of termination is provided by either the Company or Mr. Golemon not less than 90 days prior to the end of such term.

In consideration for his services rendered to the Company and the Bank, Mr. Golemon will be awarded a base salary of $335,000 beginning March 1, 2021, subject to annual increases as determined by the Chairman of the Board and Chief Executive Officer of the Company and/or the President of the Company. Mr. Golemon is also eligible to participate in the Company’s annual incentive program and long term incentive program and to receive retirement benefits, medical and dependent care benefits, group benefits, reimbursement of country club dues at a club approved by the Board, and a vehicle or vehicle allowance, in an amount approved by the Chief Executive Officer, the Board or the Compensation Committee of the Board.

The Golemon Employment Agreement also includes severance benefits that are subject to Mr. Golemon signing a release. If Mr. Golemon is terminated for Cause (as such term is defined in the Golemon Employment Agreement) or he resigns voluntarily, he is entitled to Accrued Rights (as such term is defined in the Golemon Employment Agreement). If Mr. Golemon’s termination is related to death, disability, or, not in connection with or within two years after a Change in Control of the Company, is either without Cause or he terminates for Good Reason (as such terms are defined in the Golemon Employment Agreement), he is entitled to receive a payment equal to the sum of (x) his Accrued Rights, (y) an amount equal to 150% of his

Base Salary (as defined in the Golemon Employment Agreement) for the calendar year in which the date of termination occurs, and (z) a lump sum equal to the costs to obtain life, health, accident and disability benefits for a period of 18 months after the date of his termination. If prior to and in connection with or within two years after a Change in Control of the Company, Mr. Golemon is terminated without Cause or if he terminates for Good Reason(as such terms are defined in the Golemon Employment Agreement), he is entitled to receive a payment equal to the sum of (x) his Accrued Rights, (y) an amount equal to 150% of the sum of (i) his Base Salary for the calendar year in which the date of termination occurs and (ii) all bonus, profit sharing and other annual incentive payments made by the Company within the year prior to the date of termination, and (z) a lump sum equal to the costs to obtain life, health, accident and disability benefits for a period of 18 months after the date of his termination. Mr. Golemon is subject to non-competition and non-solicitation restrictions for a term of 12 months following the termination of his employment as described in the Golemon Employment Agreement.

The foregoing description of the Golemon Employment Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety to the full text of the Golemon Employment Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated February 22, 2021, by and among Spirit of Texas Bancshares, Inc. and Allison S. Johnson (schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request)

10.2	Executive Employment Agreement, dated June 10, 2021, by and between Spirit of Texas Bancshares, Inc. and Jerry D. Golemon (schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request)

104	Cover Page Interactive Data File (imbedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2022	SPIRIT OF TEXAS BANCSHARES, INC.

	By:	/s/ Dean O. Bass
	Name:	Dean O. Bass
	Title:	Chairman and Chief Executive Officer